UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2015

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of Company as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

23622 Calabasas Road, Suite 300

        Calabasas, California 91302

(Address of Principal Executive

Offices) (Zip Code)

Company’s telephone number, including area code: (818) 264-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2015, Dr. John Yu provided notice of his resignation from his position as Chief Scientific Officer of ImmunoCellular Therapeutics, Ltd. (the “Company”). Dr. Yu will remain a member of the board of directors of the Company (the “Board”), but will no longer serve as chairman. Dr. Yu’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Dr. Yu will continue to provide services to the Company pursuant to a consulting agreement, effective October 1, 2015 (the “Agreement”). Pursuant to the Agreement, Dr. Yu will provide consulting services to the Company, including supporting the execution of the phase 3 clinical trial of ICT-107 and assisting with the evaluation and acquisition of outside technology. Dr. Yu will receive a fee of $11,103 per month. The term of the Agreement expires on December 31, 2015, and may be terminated by either party upon 30 days prior written notice. Either party may also terminate the Agreement immediately upon written notice to the other party upon a material breach of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2015	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Andrew Gengos
Andrew Gengos
President and Chief Executive Officer